UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(763) 391-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Press Release
Reconciliation Table of Non-GAAP Numbers

Item 2.02. Results of Operations and Financial Condition.

     On November 16, 2004, Wilsons The Leather Experts Inc. (the “Company”) issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Press Release contains information concerning the Company’s operating loss, net loss and basic and diluted loss per share before restructuring charges, which is not calculated in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring charges, will also be mentioned in the Company’s earnings conference call to be held on November 16, 2004. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 furnished herewith. The Company believes that the presentation of operating loss, net loss and basic and diluted loss per share before the restructuring charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	The Press Release of the Company dated November 16, 2004, containing its financial results for the third quarter ended October 30, 2004.

99.2	Reconciliation Table of non-GAAP numbers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: November 16, 2004	By /s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
99.1	The Press Release of the Company dated November 16, 2004, containing its financial results for the third quarter ended October 30, 2004.	Electronic Transmission

99.2	Reconciliation Table of non-GAAP numbers.	Electronic Transmission